Exhibit 99.1

NEWS RELEASE

Media Contact:
Jared Matkin, Overstock.com, Inc.
+1 (801) 947-3880
jmatkin@overstock.com

Investor Contact:
Kevin Moon, Overstock.com, Inc.
+1 (801) 947-3282
kmoon@overstock.com

Overstock.com Reports Fourth Quarter and Year End 2006
Financial Results

SALT LAKE CITY (February 5, 2007) — Overstock.com, Inc. (NASDAQ: OSTK; www.overstock.com) today reported financial results for its fourth quarter and fiscal year ended December 31, 2006.

•      Total Q4 revenue: $297.5 million, down 6% versus 2005

•      Total 2006 revenue: $796.4 million, down 1% versus 2005

•      2006 gross profits: $101.6 million, down 16% versus 2005

•      2006 gross margins: 12.8% compared to 15.0% in 2005

•      2006 net loss: $(96.9) million or $(4.77) loss per share

Dear Owners:

The fourth quarter was a difficult end to a tough rebuilding year.  While there are plenty of negatives to report, I believe the company has fixed the problems that began in Q4 2005, and we are entering 2007 with a fresh start.

We lost $41 million for the quarter and $97 million for the year; we paid the price for hastily implemented system upgrades of 2005 and the subsequent troubles caused by them.  Q4 sales declined 6%, the same percentage decline we experienced in Q3.  Lower traffic was partly to blame and we didn’t improve conversion (turning visitors into purchasers) enough to achieve positive growth.  In addition, we consciously and aggressively discounted old inventory during the quarter, and as a result, our gross margins were negatively impacted.  However, we did this to significantly clean and reduce our inventory, and we were successful in doing so. This was painful, but it was a necessary step in improving our direct business.  The company is healthier as a result.

We ended the year with $20 million of inventory, significantly lower than the $93 million we had at the end of 2005.  From this lower inventory level, we expect to turn our inventory much more efficiently.  We entered 2007 with more attractive, higher margin inventory, and as a result, we expect our gross margins to increase significantly in 2007 — in similar magnitude as they did a few years ago.  In addition to converting much of our inventory into cash, we also raised $40 million in common equity in December (for a total of $64 million for the year), greatly improving our cash position.

 We built the infrastructure to handle continued hyper-growth just as it ended.  We recognize that the days of hyper-growth are behind us and that our poor execution of the building of our infrastructure contributed to the end of that hyper-growth.   Our expense structure is higher than it should be, and because of that, we have had to right-size our expense structure for our current sales level.  We’ve reduced our headcount and we’ve terminated an expensive computer facility co-location lease.  We are in the process of significantly reducing additional facilities lease costs and other expenses.

Based on our preliminary January numbers and our internal 2007 plan, I expect our 2007 results to improve. Specifically, we should:

•              Achieve immediate and substantial gross margin improvements;

•              Reduce sales and marketing as a percentage of revenue; and

•              Reduce technology and G&A expenses from 2006 levels.

Two last comments: (1) Our NPS scores stayed high during Q4; our customers remain fanatics about us.  (2) The poorly implemented system upgrades that caused so much trouble last year hummed through this Q4, like well oiled machines, and I couldn’t be happier about that.

As always, I look forward to discussing this in more detail with you on the conference call.

Humbly submitted,

Patrick M. Byrne

P.S. If you have any questions, please feel free to email them to Kevin Moon at kmoon@overstock.com before the conference call, so we may address them.

Key financial and operating metrics

Total revenue—Overstock.com reported total revenue for the quarter ended December 31, 2006 of $297.5 million, a 6% decrease from the $318.0 million reported in 2005.  For the year ended December 31, total revenue decreased 1%, from $803.8 million in 2005 to $796.4 million in 2005.

Gross profit and gross margins—Gross profit for the quarter ended December 31, 2006 was $30.5 million (10.3% margins), a 34% decrease from the $46.5 million (14.6% margins) reported in 2005.  For the year ended December 31, gross profit decreased 16%, from $120.6 million (15.0% gross margins) in 2005 to $101.6 million (12.8% gross margins) in 2006.

Net loss—Net loss for the quarter ended December 31, 2006, was $40.7 million, or $1.92 loss per share, compared to $6.3 million, or $0.33 loss per share in 2005. For the year ended December 31, 2006, net loss was $96.9 million, or $4.77 loss per share, compared to $24.9 million, or $1.29 loss per share.

Overstock.com had cash and cash equivalents of $128.3 million and working capital of $65.5 million on December 31, 2006.

Gross bookings (excluding auctions and travel)—Gross bookings for the three months ended December 31, 2006 totaled $309.9 million, a 9% decrease from the $340.5 million reported last year. For the year ended December 31, 2006, gross bookings were $838.9, a 3% decrease from the $868.0 reported in 2005.

# # #

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ National Market System and can be found online at http://www.overstock.com.

Overstock.com® is a registered trademark of Overstock.com, Inc.  All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the health of the company, the company’s ability to turn inventory in the future, future increases in gross margins, further expense reductions, future reductions of expenses, as well as all such other risks as identified in our Form 10-K for the year ended December 31, 2005, and all our subsequent filings with the Securities and Exchange Commission, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2006	2005	2006
Revenue
Direct	$128,478	$98,158	$324,875	$303,202
Fulfillment partner	189,502	199,308	478,947	493,165

Total revenue	317,980	297,466	803,822	796,367

Cost of goods sold
Direct	113,385	101,276	282,383	284,489
Fulfillment partner	158,068	165,671	400,889	410,255

Total cost of goods sold	271,453	266,947	683,272	694,744

Gross profit	46,527	30,519	120,550	101,623

Operating expenses:
Sales and marketing	30,371	29,622	79,655	72,785
Technology	9,861	25,313	28,143	70,234
General and administrative	11,649	15,823	36,546	54,338

Total operating expenses	51,881	70,758	144,344	197,357

Operating income (loss)	(5,354)	(40,239)	(23,794)	(95,734)

Interest income	(120)	577	(270)	3,566
Interest expense	(1,356)	(1,127)	(5,582)	(4,765)
Other income (expense), net	547	88	4,728	81

Net income (loss)	(6,283)	(40,701)	(24,918)	(96,852)
Deemed dividend related to redeemable common stock	(45)	—	(185)	(99)

Net income (loss) attributable to common shares	$(6,328)	$(40,701)	$(25,103)	$(96,951)

Net income (loss) per share
- basic	$(0.33)	$(1.92)	$(1.29)	$(4.77)
- diluted	$(0.33)	$(1.92)	$(1.29)	$(4.77)
Weighted average common shares outstanding
- basic	19,311	21,163	19,429	20,332
- diluted	19,311	21,163	19,429	20,332

Other data:
Shopping bookings (in 000s)	$340,489	$309,887	$867,959	$838,934
Travel bookings (in 000s)	$15,505	$19,069	$29,579	$48,265
Auction gross merchandise volume (in 000s)	$9,458	$7,180	$29,724	$28,869
Average customer acquisition cost (shopping)	$20.35	$25.56	$21.05	$25.46
Average registrant acquisition cost (auctions)	$4.68	$1.88	$6.73	$0.59

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	December 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$56,224	$128,330
Marketable securities	55,799	—

Cash, cash equivalents and marketable securities	112,023	128,330
Accounts receivable, net	11,695	14,905
Notes receivable	—	6,702
Inventories, net	93,269	20,274
Prepaid inventory	9,633	2,241
Prepaid expenses	8,508	7,559

Total current assets	235,128	180,011
Restricted cash	253	—
Property and equipment, net	63,914	57,413
Goodwill	13,169	13,169
Other long-term assets, net	13,449	10,032

Total assets	$325,913	$260,625

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities:
Accounts payable	$101,436	$68,986
Accrued liabilities	46,847	40,425
Capital lease obligations, current	6,683	5,074

Total current liabilities	154,966	114,485
Capital lease obligations, non-current	3,058	3,983
Convertible senior notes	74,935	75,279

Total liabilities	232,959	193,747

Redeemable common stock	3,205	—

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	250,939	325,771
Accumulated deficit	(96,829)	(193,780)
Treasury stock	(65,325)	(64,983)
Accumulated other comprehensive gain (loss)	962	(132)

Total stockholders’ equity	89,749	66,878

Total liabilities, redeemable securities and stockholders’ equity	$325,913	$260,625

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2005	2006	2005	2006
Cash flows from operating activities:
Net loss	$(6,283)	$(40,701)	$(24,918)	$(96,852)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Depreciation and amortization	6,148	12,391	15,614	35,404
Realized (gain) loss from marketable securities	990	—	3,351	(2,085)
Loss on disposition of property and equipment	1,457	—	1,457	599
Stock-based compensation expense from employee options	7	1,032	72	4,120
Stock options issued to consultants for services	(51)	(8)	(389)	23
Treasury stock issued to employees as compensation	41	108	443	787
Amortization of debt discount and deferred financing fees	18	—	620	417
Gain from retirement of convertible senior notes	(1,988)	—	(6,158)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,144)	(3,749)	(5,109)	(3,645)
Inventories, net	4,865	42,522	(46,711)	67,009
Prepaid inventory	2,973	1,783	2,689	7,388
Prepaid expenses	821	1,781	(4,939)	1,053
Other long-term assets, net	(1,716)	601	(2,151)	496
Accounts payable	54,366	18,219	36,455	(32,450)
Accrued liabilities	1,569	19,543	23,566	(6,872)

Net cash provided by (used in) operating activities	59,073	53,522	(6,108)	(24,608)

Cash flows from investing activities:
Decrease in restricted cash	380	—	1,349	253
Investments in marketable securities	(2,000)	—	(185,543)	—
Sales of marketable securities	20,015	—	216,265	56,756
Expenditures for property and equipment	(8,274)	(3,989)	(44,740)	(24,007)
Proceeds from the sale of property and equipment	1	—	1	1
Acquisition of Ski West (net of cash acquired)	—	—	(24,620)	—
Other investments	—	—	—	(100)
Decrease in cash resulting from de-consolidation of variable entity	—	(102)	—	(102)

Net cash provided by (used in) investing activities	10,122	(4,091)	(37,288)	32,801

Cash flows from financing activities:
Payments on capital lease obligations	(3,852)	(183)	(7,086)	(3,061)
Borrowings on line of credit	7,500	8,178	11,868	86,681
Payments on line of credit	(11,868)	(8,178)	(11,868)	(86,681)
Proceeds from the issuance of convertible senior notes	—	—	—	—
Payments to retire convertible senior notes	(7,735)	—	(35,670)	—
Payments of deferred financing fees	—	—	—	—
Proceeds from the issuance of common stock	—	39,406	—	64,406
Purchase of treasury stock	—	—	(24,133)	—
Purchased call options for purchase of treasury stock	—	—	(47,507)	—
Settlement of call options for cash	—	—	7,937	—
Exercise of stock options	434	267	7,315	2,534

Net cash provided by (used in) financing activities	(15,521)	39,490	(99,144)	63,879

Effect of exchange rate changes on cash	(25)	23	86	34

Net increase (decrease) in cash and cash equivalents	53,649	88,944	(142,454)	72,106
Cash and cash equivalents, beginning of period	2,575	39,386	198,678	56,224

Cash and cash equivalents, end of period	$56,224	$128,330	$56,224	$128,330